UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 24, 2015

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2015, Citrix Systems, Inc. (“Citrix”) entered into a letter agreement (the “Cooperation Agreement”) with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott”), which have combined economic exposure and voting power over approximately 7.5% of the outstanding shares of Citrix’s common stock. Under the Cooperation Agreement, Citrix agreed to appoint Jesse Cohn, Senior Portfolio Manager of Elliott Management Corp., to Citrix’s Board of Directors (the “Board”), with a term expiring at the 2016 annual meeting of Citrix stockholders (the “2016 Annual Meeting”). The Board effected such appointment on July 28, 2015 and, in connection therewith, Asiff S. Hirji concurrently retired from the Board.

Under the Cooperation Agreement, Citrix and Elliott also agreed to work to promptly identify a mutually agreed-upon candidate who is independent of both Citrix and Elliott to be appointed as a director of Citrix, with a term also expiring at the 2016 Annual Meeting (the “Additional Independent Director”). Upon the appointment of the Additional Independent Director to the Board, an incumbent director mutually agreed upon by Citrix and Elliott will concurrently retire from the Board.

Citrix has also agreed to nominate Mr. Cohn and the Additional Independent Director for election as directors of Citrix at the 2016 Annual Meeting. Under the Cooperation Agreement, Elliott agreed to vote, or cause to be voted, all shares of Citrix’s common stock owned by Elliott or its controlled or controlling affiliates in favor of the directors nominated by the Board at the 2016 Annual Meeting, and at any subsequent annual meeting of Citrix stockholders at which Mr. Cohn has been nominated by the Board for re-election as a director.

The Board also agreed to form two new ad hoc committees: (1) an Operations Committee, which will conduct a comprehensive review of Citrix’s operations including its operating margins, profitability and capital structure, and (2) a Search Committee, which will conduct a search for a new Chief Executive Officer as successor to Mark B. Templeton (the “CEO Successor”), who has informed the Board of his intention to retire as discussed below in Item 5.02. Both of these new committees will be chaired by Robert M. Calderoni, a current Board member and newly appointed Executive Chairman. The other members of the Operations Committee are Robert D. Daleo and Mr. Cohn. The other members of the Search Committee are Godfrey R. Sullivan and Mr. Cohn. Under the Cooperation Agreement, Citrix has agreed that the Additional Independent Director will be appointed to both the Operations Committee and the Search Committee when he or she joins the Board.

Under the Cooperation Agreement, Elliott has agreed to certain standstill restrictions until the first anniversary of the date of the Cooperation Agreement, provided that if Mr. Cohn remains a director on such date, the standstill restrictions will continue until the earlier of the date that the Board fails to re-nominate Mr. Cohn as a director for election at an annual meeting of the Citrix stockholders or the date that Mr. Cohn resigns as a director. These standstill restrictions include not (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) forming or joining a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) with respect to the common stock and other voting securities of Citrix; (iii) beneficially owning more than 9.9% of the voting power of, or economic exposure to, the common stock of Citrix; (iv) making or participating in any tender offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Citrix (an “Extraordinary Transaction”); (v) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board, except as provided in the Cooperation Agreement; or (vi) making any stockholder proposal. The standstill restrictions terminate automatically upon certain events, including (a) the announcement by Citrix of a definitive agreement with respect to an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of Citrix, or (b) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of Citrix, where Citrix files a Schedule 14D-9 (or any amendment thereto) that does not recommend that Citrix’s stockholders reject such tender or exchange offer.

The foregoing description of the terms and conditions of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference. A press release, dated July 28, 2015, announcing entry into the Cooperation Agreement is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

The information under this Item 2.02, including Exhibit 99.2 to this Current Report, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

On July 28, 2015, Citrix issued a press release regarding its financial results for the quarter ended June 30, 2015. A copy of the press release is furnished as Exhibit 99.2 to this Current Report and is incorporated into this Item 2.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In addition to the appointments (including committee appointments) and retirements described in Item 1.01 above (which disclosure is incorporated into this Item 5.02 by reference), on July 24, 2015, Mr. Templeton notified Citrix that he plans to retire upon the identification and appointment of the CEO Successor. Mr. Templeton will continue to serve in his current capacities during the search for the CEO Successor.

Also on July 24, 2015, Mr. Calderoni was appointed Executive Chairman of the Board, effective immediately, and current Chairman, Thomas F. Bogan, was appointed to the role of Lead Independent Director. Biographical information for Mr. Calderoni and the other officers and directors of Citrix can be found in the proxy statement for its 2015 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 17, 2015 (the “2015 Proxy Statement”).

As a result of his appointment to the Board, Mr. Cohn will be entitled to the non-employee director compensation described under the heading Director Compensation beginning on page 22 of the 2015 Proxy Statement. Citrix intends to enter into an indemnification agreement with Mr. Cohn in substantially the same form entered into with the other members of the Board.

A press release, dated July 28, 2015, announcing Mr. Templeton’s intention to retire is attached as Exhibit 99.3 to this Current Report and is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, by and among Citrix Systems, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc., dated July 28, 2015.

99.1	Press release dated July 28, 2015 of Citrix Systems, Inc., announcing entry into the Cooperation Agreement.

99.2*	Press release dated July 28, 2015 of Citrix Systems, Inc., announcing 2015 second quarter earnings.

99.3	Press release dated July 28, 2015 of Citrix Systems, Inc., announcing CEO succession plan.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: July 28, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Cooperation Agreement, by and among Citrix Systems, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc., dated July 28, 2015.

99.1	Press release dated July 28, 2015 of Citrix Systems, Inc., announcing entry into the Cooperation Agreement.

99.2*	Press release dated July 28, 2015 of Citrix Systems, Inc., announcing 2015 second quarter earnings.

99.3	Press release dated July 28, 2015 of Citrix Systems, Inc., announcing CEO succession plan.

*	Furnished herewith.